UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 22, 2021

Date of Report (Date of earliest event reported)

Caesars Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36629	46-3657681
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 West Liberty Street, 12th Floor

Reno, Nevada 89501

(Address of principal executive offices, including zip code)

(775) 328-0100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value	CZR	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 22, 2021, Caesars Entertainment, Inc. (“Caesars”) announced that it has completed its previously-announced proposed acquisition of William Hill plc (“William Hill”) (the “Acquisition”). In connection with the completion of the Acquisition, on April 22, 2021, Caesars Cayman Finance Limited, a subsidiary of Caesars (the “Company”), entered into a new credit agreement (the “Credit Agreement”) with Deutsche Bank AG, London Branch, as administrative agent and collateral agent, and certain banks and other financial institutions and lenders party thereto, which provides for (a) a 540-day £1,043.9 million asset sale bridge facility (the “Asset Sale Bridge Facility”), (b) a 60-day £502.6 million cash confirmation bridge facility (the “Cash Confirmation Bridge Facility” and, together with the Asset Sale Bridge Facility, the “Bridge Facilities”) and (c) a 540-day £116.0 million revolving credit facility (the “Revolving Credit Facility” and, together with the Bridge Facilities, the “Facilities”). The Asset Sale Bridge Facility and the Cash Confirmation Bridge Facility were used to finance the Acquisition and to pay transaction fees and expenses related to the foregoing. The Revolving Credit Facility will be used for working capital and general corporate purposes.

Overview of the Credit Agreement

The Revolving Credit Facility includes a letter of credit sub-facility of £30 million (which is a part of and not in addition to the Revolving Credit Facility).

All future borrowings under the Credit Agreement are subject to the satisfaction of customary conditions, including the absence of a default and the accuracy of representations and warranties, subject to certain exceptions.

Interest and Fees

Borrowings under the Credit Agreement bear interest at a rate equal to the Sterling Overnight Index Average (SONIA), subject to a floor of 1.00%, plus an applicable margin. Such applicable margin is (a) in the case of the Bridge Facilities, 3.50% per annum and (b) in the case of the Revolving Credit Facility, 3.50% per annum, subject to two 0.25% step-downs based on the Company’s total net leverage ratio.

In addition, on a quarterly basis, the Company is required to pay each lender under the Revolving Credit Facility a commitment fee in respect of any unused commitments under the Revolving Credit Facility in the amount of 0.50% of the principal amount of the commitments of such lender, subject to two 0.125% step-downs based upon the Company’s total net leverage ratio. The Company is also required to pay customary agency fees as well as letter of credit participation fees computed at a rate per annum equal to the applicable margin for SONIA borrowings on the pound sterling equivalent of the daily stated amount of outstanding letters of credit, plus such letter of credit issuer’s customary documentary and processing fees and charges and a fronting fee in an amount equal to 0.125% of the daily stated amount of such letter of credit.

Mandatory Prepayments

The Credit Agreement requires the Company to prepay any outstanding term loans, subject to certain exceptions, with (a) 100% of the net cash proceeds of certain non-ordinary course asset sales or certain casualty events, in each case, subject to certain exceptions and provided that the Company may (i) reinvest within 3 months or (ii) contractually commit to reinvest those proceeds within 3 months and so reinvest such proceeds following the end of such 3 month period, to be used in its business, or certain other permitted investments; and (b) 100% of the net cash proceeds of any issuance or incurrence of debt, subject to certain exceptions.

The Credit Agreement also requires the Company to prepay any outstanding term loans under the Cash Confirmation Bridge Facility with 100% of the cash received by the Company from William Hill and its restricted subsidiaries on and after the date William Hill is re-registered as a private company.

The Credit Agreement also requires the Company to prepay any outstanding term loans under the Asset Sale Bridge Facility with an amount equal to the aggregate principal amount of William Hill’s existing senior notes that remain outstanding on the 83rd day after the date of the Acquisition.

Collateral and Guarantors

The borrowings under the Credit Agreement will be guaranteed by the Company’s parent and the Company’s material wholly-owned subsidiaries (subject to exceptions), and will be secured by a pledge of substantially all of the existing and future property and assets of the Company and the guarantors (subject to exceptions).

Restrictive Covenants and Other Matters

The Credit Agreement includes a financial covenant requiring the Company to comply with a maximum total net leverage ratio of 10.50 to 1.00. In addition, for purposes of determining compliance with such financial maintenance covenant for any fiscal quarter, the Company may exercise an equity cure by issuing certain permitted securities for cash or otherwise receiving cash contributions to the capital of the Company that will, upon the receipt by the Company of such cash, be included in the calculation of EBITDA on a pro forma basis. The equity cure right may not be exercised in more than two fiscal quarters during the term of the Facilities. In addition, the Credit Agreement includes negative covenants, subject to certain exceptions, restricting or limiting the Company’s ability and the ability of its restricted subsidiaries to, among other things: (i) make non-ordinary course dispositions of assets; (ii) make certain mergers and acquisitions; (iii) complete dividends and stock repurchases and optional redemptions (and optional prepayments) of subordinated debt; (iv) incur indebtedness; (v) make certain loans and investments; (vi) create liens; (vii) transact with affiliates; (viii) change the business of the Company and its restricted subsidiaries; (ix) enter into sale/leaseback transactions; (x) allow limitations on negative pledges and the ability of restricted subsidiaries to pay dividends or make distributions; (xi) change the fiscal year and (xii) modify subordinated debt documents. The Credit Agreement also includes a negative covenant restricting or limiting the activities of the Company’s parent.

A copy of the Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 and Item 2.04 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

William Hill is party to (i) that certain trust deed dated as of May 1, 2019 (the “2026 Notes Trust Deed”) by and between William Hill, William Hill Organization Limited, WHG (International) Limited and The Law Debenture Trust Corporation p.l.c. as trustee and (ii) that certain trust deed dated as of May 27, 2016 (the “2023 Notes Trust Deed” and, together with the 2026 Notes Trust Deed, the “Trust Deeds”) by and between William Hill, William Hill Organization Limited, WHG (International) Limited, William Hill Australia Holdings PTY Limited and The Law Debenture Trust Corporation p.l.c. as trustee. The 2026 Notes Trust Deed governs William Hill’s £350 million aggregate principal amount of 4.750% Senior Notes due 2026 (the “2026 Notes”) and the 2023 Notes Trust Deed governs William Hill’s £350 million aggregate principal amount of 4.875% Senior Notes due 2023 (the “2023 Notes” and, together with the 2026 Notes, the “Notes”). On April 23, 2021, William Hill issued change of control notices (the “Change of Control Notices”) under Condition 7(c) of each of the Trust Deeds regarding the Put Event (as defined in the Trust Deeds) that had occurred as a result of (i) the change of control resulting from the Acquisition and (ii) the Notes not having an investment grade rating from at least two of the rating agencies at the time of such change of control, as provided in the Trust Deeds.

In accordance with Condition 7(c) of each of the Trust Deeds, the noteholders may require William Hill to redeem (or purchase) their Notes on the put date, which will be June 14, 2021 (the “Put Date”) being the date that is seven days after the expiry of the put period. The Notes will be redeemed by William Hill at a cash purchase price equal to 101% of the principal amount thereof together with interest accrued to but excluding the Put Date.

Copies of the 2026 Notes Trust Deed and 2023 Notes Trust Deed are attached hereto as Exhibits 4.1 and 4.2, respectively, and copies of the Change of Control Notices under the 2026 Notes Trust Deed and 2023 Notes Trust Deed are attached hereto as Exhibits 99.1 and 99.2, respectively, and all are incorporated herein by reference. The foregoing descriptions of the Trust Deeds and Change of Control Notices are qualified in their entirety by reference to the full text of the Trust Deeds and Change of Control Notices.

Item 8.01.	Other Events.

On April 22, 2021, Caesars issued a press release announcing the completion of the Acquisition. A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by Caesars’ use of the words “may,” “will,” and similar expressions that do not relate to historical matters. All statements other than statements of historical fact are forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond Caesars’ control and could materially affect actual results, performance, or achievements.

Although Caesars believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Caesars cannot assure you that the assumptions upon which these statements are based will prove to have been correct. Important risk factors that may affect Caesars’ business, results of operations and financial position are detailed from time to time in Caesars’ filings with the Securities and Exchange Commission. Caesars does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated as of April 22, 2021, by and among Caesars Cayman Finance Limited, the lenders party thereto from time to time and Deutsche Bank AG, London Branch, as administrative agent and collateral agent.*

4.1	Trust Deed dated as of May 1, 2019, by and between William Hill PLC, William Hill Organization Limited, WHG (International) Limited and The Law Debenture Trust Corporation p.l.c. as trustee.

4.2	Trust Deed dated as of May 27, 2016, by and between William Hill PLC, William Hill Organization Limited, WHG (International) Limited, William Hill Australia Holdings PTY Limited and The Law Debenture Trust Corporation p.l.c. as trustee.

99.1	Change of Control Notice, dated as of April 23, 2021, under the 2026 Notes Trust Deed.

99.2	Change of Control Notice, dated as of April 23, 2021, under the 2023 Notes Trust Deed.

99.3	Press Release.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Caesars agrees to furnish supplementally a copy of any omitted attachments to the SEC on a confidential basis upon request

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT, INC.

Date: April 26, 2021	By:	/s/ Bret Yunker
Bret Yunker
Chief Financial Officer